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                                                                      EXHIBIT 11

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                     Three Months Ended June 30,      Six Months Ended June 30,
                                                    ----------------------------     ---------------------------
                                                       1996              1995           1996            1995
                                                    ----------         ---------     ----------      -----------
PRIMARY NET INCOME PER COMMON SHARE

Net Income                                           $700,984          $276,108        $395,817        $126,322
                                                    =========         =========       =========       =========
Weighted average Common Shares outstanding          6,594,207         6,500,000       6,566,280       6,500,000
                                                    =========         =========       =========       =========

Warrants assumed to be Common Stock equivalents
  using Treasury Stock Method                         509,326           551,353         521,281         535,488
                                                    ---------         ---------       ---------       ---------

Weighted average Common Shares outstanding, as
  adjusted                                          7,103,533         7,051,353       7,087,561       7,035,488
                                                    =========         =========       =========       =========

Primary Net Income per Common Share                     $0.10             $0.04           $0.06           $0.02
                                                    =========         =========       =========       =========



                                                     Three Months Ended June 30,      Six Months Ended June 30,
                                                    ----------------------------     ---------------------------
                                                       1996              1995           1996            1995
                                                    ----------         ---------     ----------      -----------
FULLY DILUTED NET INCOME PER COMMON SHARE
Net Income                                           $700,984          $276,108        $395,817        $126,322
                                                    =========         =========       =========       =========
Weighted average Common Shares outstanding          6,594,207         6,500,000       6,566,280       6,500,000

Warrants assumed to be Common Stock equivalents
  using Treasury Stock Method                         654,149           622,143         598,639         622,143
                                                    ---------         ---------       ---------       ---------
Weighted average Common Shares outstanding, as
  adjusted                                          7,248,356         7,122,143       7,164,919       7,122,143
                                                    =========         =========       =========       =========
Primary Net Income per Common Share                     $0.10             $0.04           $0.06           $0.02
                                                    =========         =========       =========       =========



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